May 25, 2001           SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CLARION TECHNOLOGIES, INC.
                (Name of registrant as specified in its charter)

    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
        (1)    Title of each class of securities to which transaction applies:
        (2)    Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)    Proposed maximum aggregate value of transaction:
        (5)    Total fee Paid:
[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:
        (2)    Form, schedule, or registration statement no.:
        (3)    Filing party:
        (4)    Date filed:

                           Clarion Technologies, Inc.



                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT


May 25, 2001



Dear Stockholder:

     You are cordially invited to attend Clarion Technologies, Inc.'s 2001 Annual Meeting of Stockholders which will be held on June 22, 2001, at 10:00 a.m., local time, at the Holland Holiday Inn and Conference Center, 650 E. 24th Street, Holland, Michigan 49423.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposal listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.


                                     Sincerely,

                                     /s/ David W. Selvius

                                     David W. Selvius
                                     Secretary




                             YOUR VOTE IS IMPORTANT.
                           PLEASE COMPLETE, SIGN, DATE
                         AND PROMPTLY RETURN YOUR PROXY
                          CARD IN THE ENCLOSED ENVELOPE

                           Clarion Technologies, Inc.


                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of Clarion Technologies, Inc. (the "Company"), will be held at the Holland Holiday Inn and Conference Center, 650
E. 24th Street, Holland, Michigan 49423, on June 22, 2001, at 10:00 a.m., local time, for the following purposes:

     1.   To elect six directors, each for a term of one year.

     2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized common stock from 40,000,000 shares to 60,000,000 shares, each share with a par value of $.001.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 11, 2001, will be entitled to vote at the meeting and at any adjournments or postponements thereof.

     Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.


                                             By Order of the Board of Directors,

May 25, 2001                                 /s/ David W. Selvius

                                             David W. Selvius
                                             Secretary

                           CLARION TECHNOLOGIES, INC.

                               235 Central Avenue
                             Holland, Michigan 49423
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------


                       2001 Annual Meeting of Stockholders

                                  June 22, 2001

                           --------------------------

     This Proxy Statement is furnished to the stockholders of Clarion Technologies, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders. The Annual Meeting will be held on June 22, 2001, at 10:00 a.m., local time, at the Holland Holiday Inn and Conference Center, 650 E. 24th Street, Holland, Michigan 49423.

                             SOLICITATION OF PROXIES

     Each stockholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a stockholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for such purpose.

     If the proxy card is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting of Stockholders and at any adjournment of that meeting. Where stockholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all nominees named in the proxy and FOR the proposals described in this Proxy Statement. A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) executing a proxy at a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.

     On May 11, 2001, the record date of the meeting set by the Board, there were 23,551,356 shares of common stock and 1,962,750 shares of preferred stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share and each outstanding share of preferred stock currently entitles the holder thereof to two votes per share. The presence in person or by Proxy of at least a majority of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.


                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the following persons for election as directors, each to serve until the 2002 annual meeting: Harrington Bischof, Michael C. Miller, Jack D. Rutherford, Frederick A. Sotok, Frank T. Steck and Craig A. Wierda. Each of the nominees currently serves as a director of the Company.

     This Proxy Statement contains more information about the nominees below. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. Accordingly, the six persons who receive the largest number of votes cast at the meeting will be elected as directors. There is no right to cumulative voting as to any matter, including the election of directors.

     The Board of Directors recommends a vote FOR the election of the nominees to the Board of Directors.

     The following biographical information is provided for each nominee for election at the Annual Meeting.

     Harrington Bischof, 66, has served as a Director of the Company since October 1998. Mr. Bischof currently serves as President of Pandora Capital Corporation, a solely owned private investment company. Mr. Bischof has more than 30 years of investment banking experience, including 11 years with White, Weld & Co., where he became Senior Vice President and head of its investment banking activities in the Midwest. Following the merger of White, Weld & Co. with Merrill Lynch & Co., Mr. Bischof headed that firm's Investment Banking Group in the Midwest for eight years, serving on several of the firm's investment banking management committees and as a Director of Merrill Lynch International Bank in London. In 1991, Mr. Bischof became a Senior Advisor to Prudential Securities, Inc. Mr. Bischof currently serves as a Director of Peerless Industrial Group, Inc., Utilities, Inc. and Old Republic International Corporation, a New York Stock Exchange listed insurance holding company. Mr. Bischof received a BS in Engineering from Princeton University.

     Michael C. Miller, 35, has served as a Director of the Company since April 2000 and as a member of the Company's executive leadership team since February 2000. Mr. Miller is a former owner and the former Executive Vice President of Drake Products Corporation, a $55 million dollar custom injection-molding firm based in Greenville, Michigan. Mr. Miller served Drake for 10 years in the areas of market development, operations, legal and financial affairs. Prior to acquiring Drake, Mr. Miller was a partner at H. E. Miller Associates, a multi-principal automotive representation company located in Grand Rapids, Michigan. Mr. Miller has a background in economics at Albion College and an associate's degree in Plastics Manufacturing from Grand Rapids Community College.

     Jack D. Rutherford, 67, served as Chairman of the Board of the Company from November 1998 until December 2000 and has been a Director of the Company since October 1998. Mr. Rutherford served as Chief Executive Officer of the Company from January 1999 through December 1999. Mr. Rutherford is the co-founder, Chairman and Chief Executive Officer of ICM Industries, Inc., a private holding company of turn-around manufacturing businesses. ICM has acquired 13 companies with total revenues of over $452 million. From 1978 to 1985, Mr. Rutherford served in various executive officer positions at International Harvester (Navistar International), including Vice Chairman from 1984 to 1985 and President and Chief Operating Officer from 1983 to 1984. Prior to joining International Harvester, Mr. Rutherford was employed by Ford Motor Company for
26 years. Mr. Rutherford received an MBA from Michigan State University and an advanced management degree from Harvard Business School.

     Frederick A. Sotok, 66, has served as a Director of the Company since May 1999. Mr. Sotok became Manager of Manufacturing in 1977 at Prince Corporation, an $800 million dollar automotive supplier of interior parts. Prince Corporation was acquired in 1996 by Johnson Controls, Inc. Mr. Sotok became Vice President of Manufacturing in 1980 and Senior Vice President of Operations in 1989. In 1993, Mr. Sotok became Executive Vice President and Chief Operating Officer. Prior to employment with Prince Corporation, Mr. Sotok spent 17 years with General Electric in various manufacturing positions. Mr. Sotok is also on the advisory board of Innotec, Inc. in Zeeland, Michigan and consults with other West Michigan firms. Mr. Sotok holds an MBA from the University of Detroit and a bachelor's degree in metallurgy from Penn State University.

     Frank T. Steck, 63, has served as a Director of the Company since October 1998. Mr. Steck has over 35 years of experience in retail, wholesale and manufacturing with strong emphasis in heavy duty industries, including agriculture, automotive, truck and construction. Mr. Steck is currently employed in the executive search industry as Vice President of A.T. Kearney, a position he has held for over five years. Mr. Steck has previously served as Senior Vice President and General Manager-North America of Fleetguard, Inc., a subsidiary of Cummins Engine Co., as Vice President-Worldwide Parts Marketing and Sales of J.I. Case, a subsidiary of Tenneco, Inc., as Vice President and General Manager-Corporate Parts Operations of International Harvester, and as Director of

Marketing-Automotive Products of Sears, Roebuck and Company. Mr. Steck currently serves as a Director of SRC Holdings Corporation. Mr. Steck graduated from Wilkes University with a BS degree in business administration and economics.

     Craig A. Wierda, 40, has served as Chairman of the Company's Board since January 2001 and has been a Director of the Company since February 1999. Mr. Wierda has over 16 years of experience in the automotive industry. Mr. Wierda acquired his first automobile dealership in 1985 and currently owns five dealerships throughout Michigan, with total annual sales of more than $100 million. From 1995 to 1996, Mr. Wierda served as a director of Prince Corporation, a Tier I supplier in the automotive interior trim manufacturing industry. Prince Corporation was acquired in 1996 by Johnson Controls, Inc. Mr. Wierda received a BA from the Northwood Institute.

     There are no family relationships between any of the foregoing persons or any of the Company's executive officers.

Board and Committees

     The Board of Directors held 7 meetings (exclusive of committee meetings) during 2000. During 2000, each incumbent director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

     Executive Committee. The Company has an Executive Committee comprised of Jack Rutherford, Fred Sotok and Craig Wierda. The Executive Committee acts from time to time on behalf of the Board in managing the business and affairs of the Company (except as limited by law or the Company's Bylaws), and is delegated certain assignments and functions by the Board of Directors. The Committee met 3 times during the last fiscal year.

     Executive Compensation Committee. The Company has an Executive Compensation Committee comprised of Harrington Bischof, Frank Steck and Craig Wierda. The
Executive Compensation Committee recommends to the Board the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of the Company's Chairman and Chief Executive Officer, and acts as the administrative committee for the Company's employee stock option and long term incentive plans. The Committee met 2 times during the last fiscal year.

     Operational Oversight Committee. The Company created an Operational Oversight Committee comprised of Fred Sotok, Jack Rutherford and Craig Wierda in January 2000. The Operational Oversight Committee assumed the duties of the office of the Chief Executive Officer, including periodic operational reviews. The President of the Company reports to this Committee. The Committee met 3 times during the last fiscal year.

     Audit Committee. The Company has an Audit Committee comprised of Harrington Bischof, Frank Steck and Craig Wierda. Each of these members meets the independence standard of Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards. The Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee approves fees paid for audit and nonaudit services by the independent public accountants. The committee also reviews and recommends to the Board issues concerning the Company's dividend policies, capital expenditures, and other related financial matters. The Committee met 3 times during the last fiscal year. Effective May 23, 2000, the Company's Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee. The complete text of the new charter is attached as Exhibit A to this Proxy Statement. The Audit Committee's formal report for the year 2000 is found below.

Audit Committee Report

     Pursuant to its written charter, the Audit Committee, in discharging its oversight responsibilities as to the audit process took the following actions:

     1. The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 30, 2000.

     2. The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those contained in the Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     3. The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," as amended, and have discussed with the auditors the auditors' independence.

     Based upon the above-mentioned review and discussion, the Audit Committee recommended to the Board of Directors that it include the financial statements referred to above in the Company's Form 10-KSB for the year ended December 30, 2000, and recommended the reappointment of the independent auditors, and the Board of Directors concurred in such recommendation.

Harrington Bischof, Committee Member

Frank Steck, Committee Member

Craig Wierda, Committee Member

Compensation of Directors

     Each calendar year directors of the Company are granted options for the purchase of 12,000 shares of the Company's common stock. The options are granted quarterly in the amount of 3,000 shares each, as of the end of each quarter. The option exercise price is required to equal the market value of the Company's common stock on the date of grant. Each option is exercisable for 10 years following the date of grant and vests the year after the date of grant. In addition, the Company reimburses directors for out of pocket expenses incurred to attend board of directors and committee meetings.

Committee Report on Executive Compensation

     The Executive Compensation Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

     Compensation  Philosophy.  The  Company's  and the  Executive  Compensation
Committee's approach to compensation is to further the Company's goal of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance. Annual compensation, to date, has not been tied to Company performance.

     Compensation Policies and Programs. For fiscal year 2000, the Company's compensation programs consisted of cash compensation and stock options. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. Compensation for the President is arrived at using the same methodology as for other senior employees.

     The Company believes stock options and stock ownership contribute to the aligning of employee's interests with those stockholders. The Company's stock option plans encourage stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In determining the size of individual option grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. During the fiscal year 2000, the Company issued options to purchase 1,915,775 shares of the Company's Common Stock with a weighted average exercise price of $3.84. The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 15%) from the market price of such shares.

     Mr. Beckman, the Company's president, is paid pursuant to the terms of an Employment Agreement, described below under "Certain Transactions". The
Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by ss. 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.


                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers, other than Michael C. Miller, who also serves as a director (see "Election of Directors"):

                Name                          Age                          Position
                ----                          ---                          --------
William Beckman                               53          President
Greg Bego                                     38          Chief Financial Officer
Thomas Wallace                                46          Chief Operating Officer
Robert P. Ryan                                54          Vice President of Business Strategy and
                                                          Customer Development
David W. Selvius                              36          Vice President of Corporate Development
Jeffrey W. Anonick                            40          Business Strategy Consultant

William Beckman has served as President of the Company since December 1999. From March 1, 1999 until November 1999, Mr. Beckman served as Chief Executive Officer of Clarion Plastics Technologies, Inc., a wholly owned subsidiary of the Company. From October 1997 until January 1999, Mr. Beckman served as Chief Financial Officer of Johnson Controls Interiors, an automotive supplier of interior parts. Prior to October 1997, Mr. Beckman served as Vice President - Finance of Johnson Controls Interiors as well as Prince Corporation. Prince Corporation was an automotive supplier of interior parts that was acquired by Johnson Controls, Inc. in 1996.

Greg Bego has served as Chief Financial Officer of the Company since March 2001. Mr. Bego currently serves as and has served since December 1996 as the President of Eagle Companies, Inc., a privately held investment management firm. Mr. Bego is responsible for investigation and execution of new investment opportunities and works with management teams of portfolio companies to improve operating performance and portfolio valuations. Prior to joining Eagle Companies, Mr. Bego worked for Prince Corporation, a tier one supplier in the automotive industry and held various positions at Deloitte and Touche. He currently serves as a director of several portfolio companies.

Thomas Wallace has served as Chief Operating Officer of the Company since January 2001. From August 2000 until December 2000 Mr. Wallace served as General Manager of Joint Ventures for Johnson Controls, Inc. and served as their General Manager for Interiors-Europe from October 1996 to August 2000. Prior to Johnson Controls' acquisition of Prince Corporation in 1996, Mr. Wallace served in various leadership positions at Prince Corporation.

Robert P. Ryan has served as Vice President of Business Strategy and Customer Development for the Company since January 2001. During the period from 1996 to 1999 Mr. Ryan served as Vice President and General Manger of Global Ford Business and Group Vice President of Business Development for Johnson Controls, Inc. From 1981 to 1996 Mr. Ryan held the positions of Vice President of Sales and Marketing and Group Vice President of Business Operations for Prince Corporation.

David W. Selvius has served as Vice President of Corporate Development since March 2001. From January 2000 until March 2001 Mr. Selvius served as the Company's Chief Financial Officer and served as Vice President of Corporate Finance of Clarion Plastics Technologies, Inc. a wholly owned subsidiary of the Company, from February 1999 until December 1999. From September of 1996 until February of 1999, Mr. Selvius served as Director of Corporate Finance of Johnson Controls Interiors and from May of 1994 until August 1996 as Treasury Manager of Prince Corporation.

Jeffrey W. Anonick has served as a Business Strategy Consultant for the Company since January 2001. From February 2000 until December 2000 Mr. Anonick served as President - Consumer Products and Office Furniture Business Unit for the Company. From June 1997 until January 2000, Mr. Anonick served as President, and from January 1995 until May 1997, as Vice President of Operations, of Drake Products Corporation, a full service custom injection molding firm.

                              SECURITIES OWNERSHIP

     The following table shows, as of April 23, 2001, the number of shares beneficially owned by (i) each Director, Director nominee and Named Executive identified in the executive compensation tables of this Proxy Statement, (ii) all directors and executive officers as a group, and (iii) the beneficial owners of more than 5% of the Company's common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                     Directors,                          Amount and Nature
                 Named Executives,                    of Beneficial Ownership        Percent of Class (1)
                and 5% Stockholders                 Preferred          Common        Preferred      Common
       Jeffrey W. Anonick                               --          2,060,000(2)        --           8.7%
       Jack D. Rutherford                           62,500          1,130,875(3)      3.2%           4.7%
       William Beckman(4)                               --            948,750(5)        --           4.0%
       Timothy R. Kline                                 --            162,583(6)        --              *
       Harrington Bischof                               --            269,000(7)        --           1.1%
       Bryan C. Cressey                             62,500(8)       1,102,125(9)      3.2%           4.6%
       Michael C. Miller                                --          2,060,000(10)       --           8.7%
       David W. Selvius                                 --            216,875(11)       --              *
       Frederick A. Sotok                               --             74,900(12)       --              *
       Frank T. Steck                               25,000            501,250(13)     1.3%           2.1%
       Troy D. Wiseman                              31,250(14)      1,640,266(15)     1.5%           6.9%
       Craig A. Wierda                             237,500(16)      3,911,875(17)    12.1%          15.7%
       William Blair Mezzanine Capital Fund             --          4,847,797(18)       --          19.0%
       III, L.P.
       Elsa D. Prince Living Trust                 481,250          1,602,563(19)    24.5%           6.4%
       All executive officers and directors
       As a Group (13 persons)                     387,500         12,521,325(20)    19.7%          46.8%

*Less than one percent.
(1) Percentages are calculated based upon shares outstanding, plus shares which the director has the right to acquire under preferred stock conversion rights exercisable within 60 days and stock options and warrants exercisable within 60 days.
(2) Consists of 2,000,000 shares owned by A & M Holdings, Inc. and (ii) 60,000 shares with respect to which Mr. Anonick has a right to acquire beneficial ownership under options exercisable within 60 days.
(3)  Includes (i) 20,000  shares owned by the  Rutherford  Limited  Partnership,
     (ii) 208,125 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, (iii) 510,000 shares with respect to which Mr.
     Rutherford has a right to acquire beneficial ownership under options exercisable within 60 days, and (iv) 25,000 shares with respect to which Mr. Rutherford has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(4)  Mr. Beckman served as the President of the Company since December 1999.
(5) Includes of (i) 50,000 shares owned by Beckman Family Investments LLC, (ii) 373,750 shares with respect to which Mr. Beckman has a right to acquire beneficial ownership under options exercisable within 60 days, and (iii) 25,000 shares with respect to which Mr. Beckman has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(6)  Includes 100 shares owned by Mr. Kline's children.
(7) Includes (i) 45,000 shares owned by the Harrington Bischof Trust, and (ii) 10,000 shares with respect to which Mr. Bischof has a right to acquire beneficial ownership under options exercisable within 60 days.
(8)  Consists of 62,500 shares owned by the Cressey Family Partnership.
(9) Includes (i) 250,000 shares owned by Cressey Companies LLC, (ii) 208,125 shares with respect to which the Cressey Family Partnership has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (iii) 10,000 shares with respect to which Mr. Cressey has a right to acquire beneficial ownership under options exercisable within 60 days.
(10) Consists of (i) 2,000,000 shares owned by A & M Holdings, Inc. and (ii) 60,000 shares with respect to which Mr. Miller has a right to acquire beneficial ownership under options exercisable within 60 days.

(11) Includes (i) 146,875 shares with respect to which Mr. Selvius has a right to acquire beneficial ownership under options exercisable within 60 days.
(12) Includes (i) 400 shares owned by Mr. Sotok's grandchildren and (ii) 10,000 shares owned by the Sotok Family Limited Partnership
(13) Includes (i) 170,000 shares owned by Mr. Steck's wife, (ii) 83,250 shares with respect to which Mr. Steck has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (iii) 10,000 shares with respect to which Mr. Steck has a right to acquire beneficial ownership under options exercisable within 60 days.
(14) Consists of 31,250 shares owned by the Wiseman Family Trust.
(15) Includes (i) 30,800 shares owned by Apportum Consulting Corp., (ii) 1,113 shares owned by Invest L'Inc., (iii) 865,444 shares owned by Invest L'Inc. Emerging Growth Equity Fund I, with respect to which Mr. Wiseman disclaims beneficial ownership, (iv) 20,000 shares owned by Mr. Wiseman's children,
     (v) 470,606 shares owned by the Wiseman Family Trust, (vi) 60,000 shares owned by Invest L'Inc. Equity Fund II Limited, (vii) 104,063 shares with respect to which the Wiseman Family Trust has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock,
     (viii) 10,000 shares with respect to which Mr. Wiseman has a right to acquire beneficial ownership under options exercisable within 60 days, (ix) 20,000 shares with respect to which Invest L'Inc. has a right to acquire beneficial ownership under options exercisable within 60 days, and (x) 20,000 shares with respect to which Invest L'Inc. Bridge Fund LLC has a right to acquire beneficial ownership under options exercisable within 60 days.
(16) Consists of 237,500 shares owned by the Emilie D. Wierda Living Trust.
(17) Includes (i)  2,546,000  shares owned by the Emilie D. Wierda Living Trust,
     (ii) 790,875 shares with respect to which the Emilie D. Wierda Living Trust has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, (iii) 200,000 shares with respect to which the Wierda Trust has a right to acquire beneficial ownership by exercising certain warrants within 60 days, (iv) 350,000 shares with respect to which Eagle Companies, Inc. has a right to acquire beneficial ownership under options exercisable within 60 days, and (v) 25,000 shares with respect to which Mr. Wierda has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(18) Includes 2,000,000 shares with respect to which the William Blair Mezzanine Capital Fund III, L.P. has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(19) Consists of 1,602,563 shares with respect to which the Elsa D. Prince Living Trust has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock.
(20) Included in this number are 3,247,875 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options and warrants exercisable within 60 days and under preferred stock conversion rights exercisable within 60 days.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Company's President and the four other most highly compensated executive officers for fiscal year 2000 (the "Named Executives") as of each of the three fiscal years ended December 2000, 1999 and 1998.

----------------------------------------------------------------------------------------------------------------------
                                                                                Long Term
                                                Annual Compensation           Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                          Restricted     Securities      All Other
                                                Salary(1)      Bonus     Stock Awards    Underlying    Compensation(3)
    Name and Principal Position       Year         ($)          ($)         ($)(2)       Options (#)        ($)
----------------------------------------------------------------------------------------------------------------------
William Beckman(4)                   2000       $232,692         $0              $0        107,500         $12,736
    President                        1999        135,577          0               0        450,000          11,000
                                     1998              0          0               0              0               0
----------------------------------------------------------------------------------------------------------------------
Timothy R. Kline (5)                 2000       $180,000         $0               0        103,750         $10,236
    President of Clarion Plastics    1999        180,000          0         $50,000         50,000           5,202
    Technologies, Inc.               1998         62,308          0               0              0             184
----------------------------------------------------------------------------------------------------------------------
David W. Selvius(6)                  2000       $145,673         $0              $0        333,750         $11,193
    Vice President of Corporate      1999        105,769          0               0         15,000           8,647
    Development                      1998              0          0               0              0               0
----------------------------------------------------------------------------------------------------------------------
Jeffrey W. Anonick(7)                2000       $197,949         $0              $0        150,000         $12,547
   Business Strategy Consultant      1999              0          0               0              0               0
                                     1998              0          0               0              0               0
----------------------------------------------------------------------------------------------------------------------
Michael C. Miller(7)                 2000       $197,949         $0              $0        150,000         $12,547
   Business Strategy Consultant      1999              0          0               0              0               0
                                     1998              0          0               0              0               0
----------------------------------------------------------------------------------------------------------------------

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) For Mr. Kline this amount represents the value of 25,000 shares of the Company's common stock granted to Mr. Kline based on a price of $2.00 per share.
(3) The amounts disclosed in this column include: (a) a Company 401(k) match to Mr. Kline of $1,800 and $1,404 in 2000 and 1999, respectively, to Mr. Selvius of $1,457 and $534 in 2000 and 1999, respectively, to Mr. Anonick of $1,547 in 2000, and to Mr. Miller of $1,547 in 2000, (b) payments by the Company of premiums for term life insurance for the benefit of the Named
     Executives: $736 for Mr. Beckman in 2000, $736, $736 and $184 for Mr. Kline in 2000, 1999 and 1998, respectively, and $736 and $613 for Mr. Selvius in 2000 and 1999, respectively; (c) other perquisites of $12,000 and $11,000 in 2000 and 1999, respectively, for Mr. Beckman, of $7,700 and $7,715 in 2000 and 1999, respectively, for Mr. Kline, of $9,000 and $7,500 in 2000 and 1999, respectively, for Mr. Selvius, of $11,000 in 2000 for Mr. Anonick, and of $11,000 in 2000 for Mr. Miller.
(4)  Mr. Beckman joined the Company, effective March 1, 1999.
(5) Mr. Kline retired as President of Clarion Plastics Technologies, Inc. and as an employee on December 31, 2000.
(6) Mr. Selvius joined the Company, effective February 23, 1999. He served as Chief Financial Officer from January 2000 until March 12, 2001 and now serves as Vice President of Corporate Development.
(7)  Mr. Anonick and Mr. Miller joined the Company on February 1, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted to the Named Executives during the year ended December 30, 2000.

----------------------------------------------------------------------------------------------------------------------
                                                        Percentage of
                                       Number of       Total Options
                                      Securities         Granted to     Exercise or                     Grant Date
               Name                   Underlying        Employees in     Base Price                       Present
                                      Options(1)        Fiscal Year     (per share)   Expiration Date    Value(2)
----------------------------------------------------------------------------------------------------------------------
William Beckman                       107,500              5.6%           $4.125          (3)            $240,350
----------------------------------------------------------------------------------------------------------------------
Timothy R. Kline                        3,750              5.4%             N/A           N/A               N/A
----------------------------------------------------------------------------------------------------------------------
David W. Selvius                      333,750             17.4%             (4)           (5)            $583,575
----------------------------------------------------------------------------------------------------------------------
Jeffrey W. Anonick                    150,000              7.8%           $4.375        02/01/05         $474,000
----------------------------------------------------------------------------------------------------------------------
Michael C. Miller                     150,000              7.8%           $4.375        02/01/05         $474,000
----------------------------------------------------------------------------------------------------------------------

(1) Options representing 100,000 shares granted to Mr. Beckman were vested immediately. Options representing 7,500 shares granted to Mr. Beckman vested 50% on April 19, 2001, and 50% will vest on April 19, 2002. Options representing 3,750 shares granted to Mr. Kline vested 50% on April 19, 2001, and 50% will vest on April 19, 2002. Options representing 300,000 shares granted to Mr. Selvius vest over five years. These options will vest 33% on June 22, 2001, and 50%, 67%, 83% and 100% on December 22, in years 2001 through 2004, respectively. Options representing 30,000 shares granted to Mr. Selvius vested 100% on January 24, 2001. Options representing 3,750 granted to Mr. Selvius were vested 50% on April 19, 2001, and 50% will vest on April 19, 2002. Options representing 150,000 shares granted to each of Mr. Anonick and Mr. Miller vested 30,000 shares immediately, and 30,000 shares per year will vest on February 1 of the years 2001 through 2004.
(2) The values reflect standard application of the Black-Scholes option pricing model based on (a) expected stock price volatility of 0.61, (b) risk free rate of return between 5.0% and 6.6%, (c) a cash dividend yield of 0%, and
     (d) an expected time of five to ten years to exercise. The actual value, if any, of the options granted is dependent upon the market value of the Company's common stock subsequent to the date the options become exercisable.
(3) 7,500 of Mr. Beckman's options expire on January 24, 2005 and 100,000 of Mr. Beckman's options expire on April 14, 2010.
(4) 300,000 of Mr. Selvius' options are exercisable at $2.063, 30,000 of Mr. Selvius' options are exercisable at $4.125and 3,750 of Mr. Selvius' options are exercisable at $4.00.
(5) 300,000 of Mr. Selvius' options expire on December 22, 2005, 30,000 of Mr. Selvius' options expire on January 24, 2005, and 3,750 of Mr. Selvius' options expire on April 19, 2005.

      AGGREGATED STOCK OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

     The following table provides information on the exercise of stock options during 2000 by the Named Executives and the number and value of unexercised options at December 30, 2000.

----------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised          In the Money Options
                                                        Options at December 30, 2000     at December 30, 2000(2)
                                                        ----------------------------- -------------------------------
                               Shares
                              Acquired        Value
           Name              on Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------
William Beckman                   0           $ 0          310,000        247,500         $0              $0
Timothy R. Kline                  0             0           20,000         33,750          0               0
David W. Selvius                  0             0          115,000        233,750          0               0
Jeffrey W. Anonick                0             0           30,000        120,000          0               0
Michael C. Miller                 0             0           30,000        120,000          0               0
----------------------------------------------------------------------------------------------------------------------

     (1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee.
     (2) Values are based on the difference between the closing price of the Company's common stock on December 30, 2000 ($1.65625) and the exercise prices of the options.


                       EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Beckman entered into an Employment Agreement with the Company and Clarion Plastics Technologies, Inc. dated March 1, 1999. The Employment Agreement provides for (a) a base salary of $150,000 for the first year of the contract and $250,000 for the second year of the contract, (b) certain bonuses if certain sales objectives are achieved, (c) the grant of options to acquire 450,000 shares at an exercise price of $3.25 per share, and (d) certain employee benefits. The Employment Agreement has a term of six years commencing February 1, 1999, and will be automatically renewed for successive one-year terms unless terminated by either party.

     Mr. Kline entered into a Severance Agreement with the Company dated January 16, 2001. Pursuant to this Severance Agreement, the Company forgave a $72,000 promissory note given by Mr. Kline in favor of the Company. Mr. Kline will continue to receive compensation through July 14, 2001 in the form of 28 weekly payments of $3,805.25, totaling $106,547.

     Mr. Selvius entered into an Employment and Stock Option Agreement with the Company dated December 22, 2000. The Employment Agreement provides for (a) a base salary of $150,000 for calendar year 2000, with appropriate adjustments in subsequent years, (b) the grant of options to acquire 300,000 shares at an exercise price of $2.0625 per share, and (c) certain employee benefits. The Employment and Stock Option Agreement has a term of five years commencing December 22, 2000, and will be automatically renewed for successive one year terms unless terminated by either party.

     Mr. Anonick and Mr. Miller each entered into an Employment Agreements with the Company dated February 1, 2000, that were terminated as of January 1, 2001. As of January 1, 2001, the Company entered into a Consulting Agreement with A & M Holdings, Inc., a Michigan corporation of which Mr. Anonick and Mr. Miller are shareholders. The Consulting Agreement provides for (a) weekly payments of $11,624.30 and (b) participation by two (2) A & M Holdings, Inc. employees in the Company's employee benefit plans. The Consulting Agreement has a term of four (4) years and one (1) month, commencing January 1, 2001.

     Mr. Ryan entered into an Employment and Stock Option Agreement with the Company dated December 22, 2000. The Employment Agreement provides for (a) a base salary of $100,000 for calendar year 2000, with appropriate adjustments in subsequent years, (b) the grant of options to acquire 300,000 shares at an exercise price of $2.0625 per share, and (c) certain employee benefits. The Employment and Stock Option Agreement has a term of three years commencing December 22, 2000, and will be automatically renewed for successive one year terms unless terminated by either party.

                              CERTAIN TRANSACTIONS

     In January 1999, the Company entered into an agreement with Invest L'Inc., a firm owned by Troy Wiseman, a five percent stockholder of the Company, pursuant to which the firm will provide consulting services for strategic initiatives. The agreement provides for monthly payments by the Company of $15,000 plus expenses (capped at $1,000 per month) through December 2003. The Company suspended payments under this contract as of February 1, 2001. The payments are now accruing as they come due. The Company anticipates renegotiating this contract.

     On October 1, 1999, the Company acquired Double "J" Molding, Inc. ("Double J"). The Company issued 850,000 shares of Clarion common stock to the sellers of Double J. Of the 850,000 Clarion shares issued for the acquisition, 425,000 shares ("Put Shares") are subject to the terms of stock put agreements ("Put Agreements") with the sellers which require the Company to purchase some or all of the Put Shares from the holders at a price of $6.00 per share. The maximum potential repurchase obligation of the Company is $2,550,000. The outstanding put options expire on November 15, 2002 and are exercisable between October 1, 2002 and November 14, 2002. Concurrent with the issuance of these stock put options, the Company entered into a stock put agreement with Mr. Craig Wierda, Chairman of the Board of Directors which requires that Mr. Wierda purchase a number of shares of Clarion common stock equal to the product of: (i) the aggregate purchase price paid by the Company for the Put Shares, divided by the lessor of (ii) the closing price of the common stock quoted on NASDAQ on the date the Company receives notice of its obligation to perform under the Put Agreements, or (iii) $6.00. The Company's put options expire on November 25, 2002 and are exercisable between October 1, 2002 and November 14, 2002. In exchange for the Director Put Agreement, Mr. Wierda received 200,000 warrants to purchase Clarion common stock at an exercise price of $5.00 per share. The warrants are immediately exercisable and expire on September 30, 2002.

     As of January 1999, the Company entered into a three year agreement with Eagle Companies, Inc. ("Eagle"), a firm owned by Mr. Wierda, pursuant to which Eagle provides consulting and management services regarding strategic initiatives and provides office space for certain corporate employees of the Company. For those services and the space, the Company has grated Eagle options to purchase 350,000 shares of common stock at the price of $3.25 per share. The options are immediately exercisable and expire on December 31, 2002.

     In February 2000, the Company entered into an agreement to acquire the assets of Drake Products Corporation ("Drake"). As a condition to the receipt of financing, the banks which provided the financing required the Company to obtain guarantees on $12 million of term debt. Mr. Wierda and his spouse, Jack Rutherford, a director, and William Beckman, President of the Company (each a "Guarantor") agreed to provide guarantees on $3 million of the debt. Each Guarantor executed a $1,000,000 guaranty and obtained a supporting letter of credit. In consideration, the Company executed an agreement ("Fee Agreement") with each Guarantor pursuant to which the Company pays each Guarantor a monthly fee of 1% of that Guarantor's guaranty amount, in arrears, on the anniversary date of the Fee Agreement, either in cash or in shares of common stock valued at $4.00 per share. Each Guaranty terminated on July 21, 2000 when the $12 million of term debt was paid off. The outstanding fees payable pursuant to the Fee Agreements to Mr. Wierda, Mr. Rutherford and Mr. Beckman are $46,452, $46,452 and $46,452, respectively. Concurrent with the execution of the Fee Agreement, the Company issued to each Guarantor a warrant for the purchase of 25,000 shares of common stock at a price of $4.625 per share. The warrants are immediately exercisable and expire three years from issuance. Elsa Prince, related to Mr. Wierda through marriage, agreed to provide guarantees through the Elsa Prince Trust on $6 million of the debt by making a $6 million cash deposit with one of the lending banks. The Company paid the Elsa Prince Trust a 2% fee per month.

     The Company is indebted to A & M Holdings, Inc., of which Michael C. Miller, a director and Named Executive Officer, and Jeffrey A. Anonick, a Named Executive Officer, are the stockholders, in the amount of $2,067,500 pursuant to two promissory notes given to A & M in connection with the Drake transaction.

     Timothy R. Kline, a Named Executive Officer, entered into a Severance Agreement with the Company dated January 16, 2001. Pursuant to this Severance Agreement, the Company forgave a $72,000 promissory note given by Mr. Kline in favor of the Company. Mr. Kline will continue to receive compensation under his Severance Agreement until July 14, 2001 in the form of 28 weekly payments of $3,805.25, totaling $106,547.

     In April 2001, the Company entered into an agreement with Mr. Kline pursuant to which Mr. Kline may earn up to $200,000 if he identifies a purchaser for the Company to consider for the sale of one of its facilities.

     In connection with the Third Amendment of the Company's Senior Credit Facility dated April 17, 2001, Mr. Wierda has guaranteed Term Loan B which is outstanding in the principal amount of $1,000,000. Mr. Wierda must replace his guaranty with a letter of credit issued by a bank acceptable to the Senior Lenders. In return for Mr. Wierda's Guaranty, the Company has issued a warrant for 225,000 shares of the Company's common stock at a price of $.0001 per share, which may, upon the occurrence of certain events, be increased to 1,000,000 shares. The warrant becomes exercisable upon stockholder approval of the proposed increase in authorized common stock and expires on July 21, 2010.

     In connection with the First Amendment of the Company's Senior Subordinated Loan Agreement dated April 17, 2001, Mr. Beckman, Tom Wallace, the Company's Chief Operating Officer and Mr. Wierda loaned the Company $100,000, $300,000, and $600,000, respectively. In return for their loans, the Company has issued each of them warrants for 100,000, 300,000, and 600,000 shares of the Company's common Stock, respectively, at a price of $.0001 per share. The warrants become exercisable upon stockholder approval of the proposed increase in authorized common stock and expire on July 21, 2010.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                  PROPOSED INCREASE IN AUTHORIZED COMMON STOCK

     The Company's Board of Directors has proposed that Article IV of the Company's Certificate of Incorporation be amended to read as follows:

                                   "ARTICLE IV
                            Authorized Capital Stock

        This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 60,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 3,000,000 and each such share shall have a par value of $.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

     This amendment will increase the Company's authorized common stock from 40,000,000 shares to 60,000,000 shares of common stock, each share with a par value of $.001. As of May 11, 2001, there were 23,551,356 shares of common stock issued and outstanding and 2,750,000 shares of common stock reserved for issuance under the Company's 1998 Stock Option Plan and 1999 Stock Incentive Plan. Additionally, there are 13,798,750 shares reserved for issuance pursuant to other outstanding stock options, convertible preferred stock and certain contingent warrants. As a result, as of April 23, no shares of common stock remain available for future issuance. As of May 11, 2001, the Company has 1,962,750 shares of preferred stock issued and outstanding and 1,037,250 shares of preferred stock remain available for future issuance. This proposed amendment will not affect the preferred stock.

     The purpose of the amendment is to provide additional shares of common stock for future issuance. The Board of Directors believes it desirable to increase the authorized number of shares of common stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional common stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless such action is required by applicable law or the rules of the Nasdaq stock market or any stock exchange on which the Company's securities may be listed. The Board has no current plans for the issuance of additional shares of Common Stock other than pursuant to outstanding options and convertible securities.

     The additional shares of common stock for which authorization is sought would be part of the existing class of common stock, and, to the extent issued, would have the same rights and privileges as the shares of common stock presently outstanding. Ownership of shares of the Company's common stock confers no preemptive rights.

     The increase in the authorized but unissued shares of common stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of common stock up to the total authorized number with the effect that the stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional shares issued.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

     The Board of Directors recommends a vote "FOR" the approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and officers, as well as any person holding more than 10 percent of its common stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to the Company, the Company believes that Mr. Ryan filed an initial statement of ownership on Form 3 late, that Mr. Cressey filed a statement of change in beneficial ownership on Form 4 late, and that Mr. Ryan and Mr. Wallace each filed an annual report on Form 5 late.


                     RELATIONS WITH INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company have been audited by Ernst & Young LLP, independent certified public accountants.

     On April 18, 2000, the Company dismissed Perrin Fordree & Company, P.C. ("Perrin") as its independent accountant. The Company certifies that (i) the audit reports of Perrin on the consolidated financial statements of Clarion Technologies, Inc. for the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles; (ii) the decision to change independent accountants was approved by the Board of Directors of the Company; (iii) in connection with its audits for the two most recent fiscal years and any subsequent interim periods through April 18, 2000, there were no disagreements with Perrin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Perrin, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and
(iv) during the two most recent fiscal years and through April 18, 2000, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

     The Company engaged Ernst & Young LLP as its new independent accountant as of April 18, 2000. During the two most recent fiscal years and through April 18, 2000, the Company has not consulted with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and in no case were either written or oral report provided to the Company that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event required to be disclosed pursuant to Item 304(a)(1)(iv) of Regulation S-B.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 30, 2000 by the Company's principal accounting firm, Ernst & Young LLP:

                  Audit Fees.........................................................   $  47,200
                  Financial Information Systems Design and Implementation Fees.......   $       0
                  All Other Fees
                      Audit Related Fees.............................................   $ 157,600
                      Non-Audit Related Fees.........................................   $  17,300
                           Total Fees................................................   $ 222,100

Audit related services generally include fees for business acquisitions and accounting consultations.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining the principal accountant's independence.


                    STOCKHOLDER PROPOSALS-2002 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the next annual meeting of the Company must be received by the Company at 235 Central Avenue, Holland, Michigan 49423, not later than February 22, 2001, if the stockholder wishes the proposal to be included in the Company's proxy materials relating to the annual meeting of stockholders in 2002. If the Company receives notice of a stockholder proposal after May 9, 2002, the persons named as proxies for the 2002 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

     In addition, the Company's Bylaws contain certain notice and procedural requirements applicable to director nominations and stockholder proposals, irrespective of whether the proposal is to be included in the Company's proxy materials. A copy of the Company's Bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.


                                  MISCELLANEOUS

     If any matters, other than the matters set forth herein, properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares thereby represented in accordance with their judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegraph by a few regular employees of the Company without additional compensation. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

     The Annual Report on Form 10-KSB of the Company for the year ended December 30, 2000, including financial statements, is being mailed to stockholders with this proxy statement.

     Stockholders are urged to date and sign the enclosed proxy and return it promptly to the Company in the enclosed envelope.

                                             By Order of the Board of Directors,

                                             /s/ David W. Selvius

May 25, 2001                                 David W. Selvius
                                             Secretary
::ODMA\PCDOCS\GRR\569851\3

                                    Exhibit A

                             AUDIT COMMITTEE CHARTER



                           CLARION TECHNOLOGIES, INC.

                   BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER


OBJECTIVE

     The objective of the Audit Committee of Clarion Technologies, Inc. is to assist the entire Board of Directors in fulfilling its fiduciary responsibilities. The Audit Committee is responsible for determining that the Company has adequate administrative, operating, and internal accounting controls, and for evaluating the Company's compliance with laws, regulations, and policies and procedures. Additionally, the Audit Committee is responsible for providing reasonable assurance regarding the integrity of financial and other data used by the Board of Directors, applicable state and federal regulatory agencies, and the public.

I.   RESPONSIBILITIES

     The responsibility of the Audit Committee is to provide reasonable assurance that the Company is maintaining effective systems of internal controls in order to reduce the risk of loss due to employee errors, internal or external fraud, and conflicts of interest. This responsibility will be met through the review of written audit reports and the related written responses, and through discussions with internal auditors, external auditors, and corporate and affiliate management. The Audit Committee will also seek reasonable assurance that financial disclosures made by management accurately reflect the organization's financial condition and results of operations.

     In carrying out these responsibilities, the Audit Committee will:

- Select and evaluate the independent auditors who will audit the financial statements of the Company and its affiliates. To the extent applicable, the Audit Committee is also responsible for the discharge and replacement of the independent auditors.

- Ensure the independence of the external auditor by requiring the external auditor to submit a formal written independence letter, at least annually, and by monitoring the relationships and services that may impact objectivity and independence, including a review of management consulting services and the related fees. o Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

- Provide an open avenue of communications between the internal auditors, the independent auditors, and the Board of Directors.

- Review with the internal auditors and the external auditors, a summary of findings from completed audits, along with recommendations for improvements, and management's responses to those findings and recommendations. Review with the internal and external auditors, the effectiveness and adequacy of the accounting and financial controls of the Company; elicit any recommendations for improving internal control procedures.

- Review and discuss the results of investigations involving conflicts of interest or unethical conduct by members of the organization. Review the results of employee investigations involving fraud or embezzlement.

- Meet with the internal auditors and the independent external auditors in separate executive sessions to discuss any matters that the committee or groups believe should be discussed with each other.

                            A. COMMITTEE MEMBERSHIP

     The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the entire Board of Directors. Members of the Audit Committee and the committee chairman shall be designated by the full Board of Directors. Members appointed to the Audit Committee shall be able to read and understand fundamental financial statements, or will be able to do so within a reasonable period of time after his or her appointment. At least one member of the Audit Committee will have had past employment experience in finance or accounting, a professional certification in accounting, or other comparable experience that results in the member's financial sophistication.

II.  COMMITTEE MEETINGS

     The Audit Committee shall meet a minimum of three times annually. Written minutes shall be prepared for each meeting, and a copy forwarded to the Board of Directors.

III. CHARTER REVIEW

     The Audit Committee of Clarion Technologies, Inc. shall review, update, and approve this charter, at least annually.

                           CLARION TECHNOLOGIES, INC.
                   235 Central Avenue, Holland, Michigan 49423
               This Proxy is Solicited by the Board of Directors.
   Annual Meeting to be held at the Holland Holiday Inn and Conference Center
                   650 E. 24th Street, Holland, Michigan 49423
                    June 22, 2001, at 10:00 a.m., local time

The undersigned hereby appoints William Beckman, Greg Bego and Craig Wierda, or any one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on June 22, 2001, and any and all adjournments thereof.

     Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees and FOR the approval of the amendment to the Certificate of Incorporation.

     1. Election of Directors - The Board of Directors recommends a vote FOR the nominees named below. (Check Only One Box)

               A. For all nominees listed below [ ]
               B. For none of the nominees listed below [ ]
               C. For all nominees except names crossed out [ ]

               Harrington Bischof       Craig A. Wierda      Frank T. Steck
               Frederick A. Sotok       Jack D. Rutherford   Michael C. Miller

     2. Approval of the amendment to the Certificate of Incorporation - The Board of Directors recommends a vote FOR this proposal.

                            FOR [ ]          AGAINST [ ]

     3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.


                     (To be Dated and Signed on Other Side)

                             YOUR VOTE IS IMPORTANT.


Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at Computershare Investor Services, Inc., P.O. Box 1596, Denver CO 80201-1596.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

                                           Dated:_________________________, 2001

                                           Signature:___________________________

                                           Signature:___________________________








::ODMA\PCDOCS\GRR\564852\2